-------------------------------



                          THE MRS. FIELDS' BRAND, INC.


                         -------------------------------



                             STOCKHOLDERS' AGREEMENT

                                      among

                          THE MRS. FIELDS' BRAND, INC.

                                       and


                                ITS STOCKHOLDERS

                        --------------------------------



                         Dated as of September 19, 1996


                        --------------------------------

                             STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of September 19, 1996, among THE MRS. FIELDS' BRAND, INC., a Delaware corporation (the
"Company"), MRS. FIELDS' HOLDING COMPANY, INC., a Delaware corporation ("Holdco"), HARVARD PRIVATE CAPITAL HOLDINGS, INC., a Massachusetts corporation ("Harvard"), such other persons to become parties to this Agreement as described herein, and, for the purposes of Section 4.4 and Section 5 only, Capricorn Investors II, L.P., a Delaware limited partnership ("Capricorn").

                                           W I T N E S S E T H:

         WHEREAS, pursuant to a Licensing Assets Purchase Agreement, dated as of August 7, 1996, among Mrs. Fields Development Corporation, a Delaware corporation ("MFD"), the Company and Capricorn, the Company has purchased certain assets specified therein;

         WHEREAS, pursuant to a Common Stock and Senior Subordinated Note Purchase Agreement (the "Harvard Agreement"), dated September 19, 1996, Harvard has as of the date of this Agreement purchased 249.9 shares of common stock par value $.01 per share of the Company (the "Common Stock");

         WHEREAS, as of the date of this Agreement, Holdco owns 50.1% of the outstanding shares of Common Stock and all of the shares of Series A 10% Cumulative Accruing Preferred Stock, par value $.01 per share of the Company (the "Preferred Stock"), and Harvard owns 49.9% of the outstanding shares of Common Stock;

         WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide consistent and uniform management for the Company and desire to enter into this Agreement in order to effectuate that purpose and to set forth their respective rights and obligations in connection with their investment in the Company; and

         WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of Common Stock, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

         NOW,   THEREFORE,   in  consideration  of  the  mutual  agreements  and
understandings set forth herein, the parties hereto hereby agree as follows:

     Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" means as to any Person (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (c) any individual who is a member of the immediate family of any Person described in clause (a) or clause
(b) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 5% or more of the Voting Stock of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise.

         "Agreement" means this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

         "Board of Directors" means the Board of Directors of the Company as from time to time hereafter constituted.

         "By-Laws" means the By-Laws of the Company in effect on the date hereof, substantially in the form of Exhibit A hereto, and as hereafter further amended in accordance with the terms hereof and pursuant to applicable law.

         "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock of any Person, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and
(iv) all equity or ownership interests in any Person of any other type.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect on the date hereof, substantially in the form of Exhibit B hereto, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and pursuant to applicable law.

         "Fair Market Value" means the fair market value of shares of Common Stock as determined from time to time by the Board of Directors as evidenced by a resolution thereof.

         "New Securities" shall mean any authorized but unissued equity securities and any treasury shares of the Company and all rights, options, or warrants to purchase equity securities of any type whatsoever; provided, however, that the term "New Securities" does not include (i) securities outstanding as of the date hereof; (ii) equity securities issued pursuant to any stock split or stock dividend; (iii) equity securities or other securities exercisable for or convertible into equity securities issued pursuant to any public offering or issuable upon exercise or conversion of such securities; and
(iv) equity securities or other securities exercisable for or convertible into equity securities issued pursuant to a business combination involving the Company but not involving Capricorn, Holdco or any of their Affiliates.

         "Offered Securities" has the meaning specified in Section 4.l(a).

         "Person" means an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

         "Pro Rata Portion" means, with reference to any Shareholder at any time, a fraction, the numerator of which is the number of shares of Common Stock then issued and outstanding and held by such Shareholder, and the denominator of which is the aggregate number of shares of Common Stock then issued and outstanding and held by the Shareholders taken together.

         "Securities Act" means, as of any date, the Securities Act of 1933, as amended, or any similar Federal statute then in effect and superseding such act, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

         "Shareholder" means, (i) Harvard, (ii) Holdco and (iii) each transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof, in each case for so long as such person continues to hold shares of Common Stock.

         "Subsidiary" means, as to any Person, another Person of which outstanding Voting Stock having the power to elect a majority of the members of the board of directors (or comparable body or authority performing similar functions) of such other Person are at the time owned, directly or indirectly through one or more intermediaries, or both, by such first Person.

         "Voting Stock" means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

         Section 2.  Management.

         Section 2.1.  Board of Directors; Shareholders.

         (a) Subject to the terms of this Agreement and the Certificate of Incorporation and the By-Laws, the business and affairs of the Company shall be managed by the Board of Directors, which will initially consist of four directors designated as follows: (i) Holdco shall be entitled to designate two directors (the "Holdco Directors"); and (ii) Harvard shall be entitled to designate two directors (the "Harvard Directors"). For so long as Harvard owns shares of Common Stock, the Board of Directors shall consist of four members.

         (b) Each Shareholder agrees to vote its shares of Voting Stock of the Company for the removal of any director upon the request of the person who designated such director and shall not vote any of its shares of Voting Stock of the Company for the removal of any director under any other circumstance. In the event that any director is unwilling or unable (by reason of death, resignation or otherwise) to serve as such or is removed in accordance with the terms of this Section 2.1(b), then the Shareholders, prior to the transaction of any other business by the Shareholders or the Board of Directors, shall elect the successor or replacement to such director upon the nomination of the person who designated such director.

         (c) A quorum for any meeting of the Board of Directors shall consist of two directors (a "Quorum of the Board"), one of which shall be a Holdco Director and one of which shall be a Harvard Director. No action may be taken by the Board of Directors at any meeting unless a Quorum of the Board is present at the time such action is taken. Resolutions of the Board of Directors shall be adopted only by the affirmative vote of the majority of directors present at a meeting at which a Quorum of the Board is present. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent in writing to the taking of such action.

         Section 2.2. Authority of Board of Directors. The Board of Directors shall have and exercise all of the powers belonging or pertaining to the Company, excepting only as to such matters as by law, or the Certificate of Incorporation or the By-Laws, that require the action of the Shareholders.

         Section 2.3. No Conflict with Agreement. Each Shareholder shall vote its shares of Voting Stock of the Company, and shall take all actions necessary, to ensure that the Certificate of Incorporation and By-Laws do not, at any time, conflict with the provisions of this Agreement.

         Section 3.  Transfers of Shares of Common Stock and Preferred Stock.

         Section 3.1. Restrictions on Transfer. Each Shareholder agrees that it will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, for purposes of Sections 3 and 4 only, a "transfer") any of its shares of Preferred Stock or Common Stock (or options, warrants or rights that may be hereafter issued to such Shareholder) except as permitted under the Securities Act and other applicable securities laws and such transferring Shareholder shall furnish to the Company a certificate or, if reasonably requested by the Company, an opinion of counsel, in either case reasonably satisfactory in form and substance to the Company and its counsel, that such transfer is permitted under the Securities Act and other applicable securities laws; provided, however, that no such certificate or opinion of counsel shall be required in connection with a transfer of shares of Common Stock pursuant to Sections 4.1, 4.4 or 4.5 hereof. Each such transferee shall execute the agreement referred to in Section 3.2(b) hereof. The provisions of this Agreement shall be applied to the shares of Common Stock acquired by any such transferee in the same manner and to the same extent as such provisions were applicable to such shares of Common Stock in the hands of such transferring Shareholder. Any reference in this Agreement to a Shareholder shall be deemed to include such Shareholder and his transferees. Holdco shall not transfer any shares of Preferred Stock except (i) to any Affiliate of Holdco or (ii) following the earlier to occur of (A) the payment in full of the note (the "Note") issued by the Company pursuant to the Harvard Agreement or (B) the exchange of the Note into a note issued by Holdco as contemplated by the Harvard Agreement.

         Section 3.2.  Endorsement of Certificates.

         (a) Upon the execution of this Agreement, in addition to any other legend that the Company may deem advisable under the Securities Act and certain state securities laws, all certificates representing shares of issued and outstanding shares of Common Stock or Preferred Stock that are subject to any of the provisions of this Agreement shall be endorsed at all times as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF SEPTEMBER 19, 1996, AMONG THE COMPANY AND ITS
STOCKHOLDERS. A COPY OF THE ABOVE-REFERENCED AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

         (b) Except as otherwise expressly provided in this Agreement, all certificates representing shares of Common Stock or Preferred Stock hereafter issued to or acquired by any of the Shareholders or their successors or assigns shall bear the legends set forth above, and the shares of Common Stock or Preferred Stock represented by such certificates shall be subject to the applicable provisions of this Agreement. The obligations of a party hereto shall be binding upon any transferee to whom shares of Common Stock or Preferred Stock are transferred by such party, whether or not such transfer is permitted under the terms of this Agreement. Prior to consummation of any such transfer, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall be bound by and shall fully comply with the terms of this Agreement. Prompt notice shall be given to the Company and each Shareholder by the transferor of any transfer of any shares of Common Stock or Preferred Stock.

         Section 3.3. Improper Transfer. Any attempt to transfer or encumber any shares of Common Stock or Preferred Stock other than in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

     Section 4. Rights of First Refusal; Drag-Along Rights; Tag-Along Rights; Preemptive Rights.

         Section 4.1.  Transfers by Shareholders.

         (a) If, at any time following the date hereof, a Shareholder other than Holdco (the "Selling Shareholder") receives a bona fide offer, which it desires to accept (a "Transfer Offer"), to purchase any shares of Common Stock (or options, warrants or rights to subscribe for or purchase shares of Common Stock) owned by it, then the Selling Shareholder shall cause the Transfer Offer to be reduced to writing and shall deliver written notice of such Transfer Offer (a "Transfer Notice"), accompanied by a copy of such Transfer Offer, to the other Shareholders (individually and collectively referred to as the "Other Shareholders") and the Company, setting forth the identity of the offeror, the number of shares of Common Stock (or options, warrants, or rights to subscribe for or purchase shares of Common Stock) proposed to be transferred (the "Offered Securities"), the price per security contained in the Transfer Offer (the "Transfer Offer Price Per Security"), and all other terms applicable thereto. The Transfer Notice shall also contain an irrevocable offer by the Selling Shareholder to sell the Offered Securities to the Other Shareholders and the Company at a price equal to the Transfer Offer Price Per Security and upon substantially the same terms as contained in the Transfer Offer. In the event that the form of consideration specified in the Transfer Offer is other than cash, the Other Shareholders and the Company shall have the option of paying the Transfer Offer Price Per Security in cash in an amount equal to the fair market value of such consideration unless it is reasonably practicable to deliver substantially identical consideration, in which case the purchaser may so deliver. Fair market value shall be determined by a nationally recognized investment banking firm mutually acceptable to the parties, unless they agree otherwise.

         (b) Upon receipt of the Transfer Notice, the Company shall then have the irrevocable right to accept such offer at the Transfer Offer Price Per Security and on the other terms specified in the Transfer Offer with respect to all or any portion of the Offered Securities; provided, however, that in the event the Company does not purchase any or all of the Offered Securities, the Other Shareholders shall have the irrevocable right to purchase such unpurchased Offered Securities (including any such Offered Securities not purchased by such Other Shareholders hereunder) in proportion to each of such Other Shareholder's Pro Rata Portion until all of such Offered Securities are purchased or until no Other Shareholder desires to purchase any more Offered Securities. The rights of each of the Other Shareholders and the Company pursuant to this Section 4.1(b) shall be exercisable by the delivery of notice to the Selling Shareholder (the "Notice of Exercise"), within 30 calendar days from the date of delivery of the Transfer Notice. The Notice of Exercise shall state the total number of shares of the Offered Securities as to which each of the Other Shareholders or the Company, as the case may be, is accepting under the offer, without regard to whether or not the Company purchases any Offered Securities. A copy of such Notice of Exercise shall also be delivered by the Other Shareholders to the Company. The rights of the Other Shareholders and the Company pursuant to this
Section 4.1(b) shall terminate if unexercised 30 calendar days after the date of delivery of the Transfer Notice.

         (c) In the event that the Other Shareholders or the Company exercise their rights to purchase all of the Offered Securities in accordance with
Section 4.1(b) hereof, then the Selling Shareholder must sell such Offered Securities to the Other Shareholders or the Company, as the case may be, at the Transfer Offer Price Per Security and on the other terms specified in the Transfer Offer.

         (d) For purposes of this Section 4, any Person who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived its rights with respect thereto on the day immediately following the last day of such period.

         Section 4.2. Transfer of Offered Securities to Third Parties. If all notices required to be given pursuant to Section 4.1 hereof have been duly given and the Other Shareholders and the Company offer to purchase fewer than all of the Offered Securities pursuant to the provisions hereof, then the Selling
Shareholder shall have the right, subject to compliance by the Selling Shareholder with the provisions of Section 3.2(b) hereof for a period of 120 calendar days from the earlier of (i) the expiration of the option period pursuant to Section 4.1 hereof with respect to such Transfer Offer or (ii) the date on which the Selling Shareholder receives notice from the Other Shareholders and the Company that they will not exercise the option granted pursuant to Section 4.1 hereof, to sell to any third party that is not an Affiliate of the Selling Shareholder the Offered Securities at a price per Offered Security of not less than 100% of the Transfer Offer Price Per Security and on substantially the other terms specified in the Transfer Offer.

         Section 4.3. Purchase of Offered Securities. The consummation of any purchase and sale pursuant to Section 4.1 hereof shall take place on such date, not later than 30 calendar days after the expiration of the option period pursuant to Section 4.1 hereof with respect to such option, as the Other
Shareholders or the Company, as the case may be, shall select. Prior to the consummation of any sale pursuant to Section 4.1 hereof, the Selling Shareholder shall comply with Section 3.2(b) hereof. Upon the consummation of any such purchase and sale, the Selling Shareholder shall deliver certificates representing the Offered Securities sold duly endorsed, free and clear of any liens, against delivery of the Transfer Offer Price Per Security for each of the Offered Securities purchased by certified or bank check, wire transfer or, in the case of non-cash consideration, such other manner reasonably acceptable to the parties.

         Section 4.4.  Drag-Along Rights.

         (a) If Holdco approves or authorizes a sale or exchange, whether directly or pursuant to a merger, consolidation or otherwise (the "Company Sale"), of at least a majority of the then outstanding Common Stock in a bona fide arm's-length transaction to a third party that is not an Affiliate of Holdco or of the Company (an "Independent Third Party"), then Holdco shall have the right, subject to all the provisions of this Section 4.4 (the "Drag-Along Right"), to require each of the other Shareholders to (i) if such Company Sale is structured as a sale of stock, sell, transfer and deliver or cause to be sold, transferred and delivered to such Independent Third Party all shares of Common Stock, and other transferable options, warrants or rights to subscribe for or purchase Common Stock (the "Other Rights"), owned by them; provided, however, that if Holdco agrees to sell less than all (the "Amount") of its shares of Common Stock to such Independent Third Party, each of the other Shareholders shall only be required to sell, transfer and deliver to such Independent Third Party an amount of shares of Common Stock and Other Interests equal to the shares of Common Stock, and Other Interests, owned by it multiplied by a fraction the numerator of which is the Amount and the denominator of which is the total amount of shares of Common Stock, and Other Interests, owned by Holdco, or (ii) if such Company Sale is structured as a merger, consolidation or other transaction requiring the consent or approval of the Company's shareholders, vote such Shareholder's shares of Voting Stock in favor thereof, and otherwise consent to and raise no objection to such transaction, and waive any dissenters' rights, appraisal rights or similar rights that such Shareholder may have in connection therewith; and, in any such event, except to the extent otherwise provided in subsection (c) of this Section 4.4, each such other Shareholder shall agree to and shall be bound by the same terms, provisions and conditions (including, without limitation, provisions in respect of indemnification) in respect of the Company Sale as are applicable to Holdco. The provisions of Sections 4.1 through 4.3 hereof, inclusive, shall not apply to any transactions to which this Section 4.4 applies.

         (b) If Holdco desires to exercise Drag-Along Rights, it shall give written notice to the other Shareholders (the "Drag-Along Notice") of the Company Sale, setting forth the name and address of the transferee, the date on which such transaction is proposed to be consummated (which shall be not less than 30 days after the date such Drag-Along Notice is given), and the proposed amount and form of consideration and terms and conditions of payment offered by such transferee, including, without limitation, the material terms of any debt or equity securities proposed to be included as part of such consideration, identifying the issuer or issuers thereof. If such consideration includes any non-cash consideration, such notice shall also state the fair market value of such non-cash consideration and shall describe in reasonable detail the method by which such value shall have been determined.

         (c) Except as contemplated by Section 4.4(d) hereof, the obligations of the Shareholders in respect of a Company Sale under this Section 4.4 are subject to the satisfaction of the following conditions: (i) upon the consummation of the Company Sale, the same form of consideration and the same portion of the aggregate consideration realized upon such Company Sale shall be paid or distributed in respect of each share of Common Stock then issued and outstanding (except as contemplated by the proviso to Section 4.4 (a) hereof); (ii) if any Shareholder is given an option as to the form and amount of consideration to be received, each Shareholder will be given the same option; (iii) each holder of then currently exercisable rights to acquire shares of Common Stock will be given a reasonable opportunity to exercise such rights prior to the consummation of the Company Sale and thereby to participate in such sale as a holder of such Common Stock; (iv) the maximum liability of any Shareholder for indemnification in respect of all matters arising pursuant to or in connection with the Company Sale shall not exceed the net proceeds received by such Shareholder from such Company Sale; and (v) no Shareholders shall be required to make general representations or warranties regarding the financial condition, business, assets or affairs of the Company and its Subsidiaries.

         (d) Any Drag-Along Notice given to Harvard shall include a valuation of the fair market value of each of the Company and Holdco. Such valuation shall be made by a nationally recognized investment banking firm. Harvard shall have the right to exercise its right to exchange its shares of Common Stock into shares of common stock of Holdco (the "Holdco Common Stock")for 20 days following receipt by Harvard of a Drag-Along Notice.

         (e) If Capricorn approves or authorizes a sale or exchange, whether directly or pursuant to a merger, consolidation or otherwise, of at least a majority of the then outstanding Holdco Common Stock (the "Holdco Company Sale") in a bona fide arm's-length transaction to a third party that is not an Affiliate of Capricorn or of Holdco (the "Holdco Independent Third Party"), then Capricorn shall have the right (the "Exchange Right") to require Harvard and its direct or indirect transferees to exchange all of their shares of Common Stock into shares of Holdco Common Stock. If Capricorn desires to exercise the Exchange Right, it shall give written notice to Harvard and such transferees (the "Exchange Notice") of the Holdco Company Sale in addition to any drag-along notice required under the Stockholders' Agreement among Holdco and its Stockholders. Harvard and such transferees shall be required to exchange their Common Stock into Holdco Common Stock immediately upon receipt by Harvard and such transferees of the Exchange Notice; provided, however, that the exchange rate shall be increased to the extent that the fair market value of the shares of Holdco Common Stock issuable to Harvard and such transferees upon the exercise of the Exchange Right (before such increase) is less than the fair market value of the shares of Common Stock of the Company to be exchanged by Harvard and such transferees pursuant to the Exchange Right, in each case determined by reference to Harvard's or such transferees' proportionate Common Stock interest in Holdco or the Company, as the case may be, without any minority discount.

         (f) Any Exchange Notice given to Harvard and its direct or indirect transferees shall include a valuation of the fair market value of the shares of Common Stock to be exchanged by Harvard and such transferees pursuant to the Exchange Right and the fair market value of the shares of Holdco Common Stock to be acquired by Harvard and such transferees pursuant to the Exchange Right, in each case determined by reference to Harvard's or such transferees' proportionate Common Stock interest in Holdco or the Company, as the case may be, without any minority discount or discount relating to lack of free transferability. Such valuation shall be made by a nationally recognized investment banking firm which shall value the enterprise value of the Company.

         Section 4.5.  Tag-Along Rights.

         (a) Notwithstanding anything in this Agreement to the contrary, except in the case of (i) transfers by Holdco to an Affiliate of Holdco, and (ii) transactions where Drag-Along Rights are exercised pursuant to Section 4.4 hereof, Holdco shall refrain from effecting any transfer of the Common Stock unless, prior to the consummation thereof, the other Shareholders shall have been afforded the opportunity to join in such sale on a pro rata basis and the holder or holders of the Senior Subordinated Note of the Company initially issued to Harvard on September 19, 1996 (the "Note") have been afforded an opportunity to sell such Note, as hereinafter provided in this Section 4.5.

         (b) Prior to consummation of such proposed transfer, Holdco shall cause the person or group that proposes to acquire such shares (the "Proposed Purchaser") to offer in writing (the "Purchase Offer") to purchase shares of Common Stock (or shares of Common Stock into which any employee stock options are then exercisable) owned by the other Shareholders, such that the number of shares of such Common Stock (or shares of Common Stock into which any employee stock options are then exercisable) so offered to be purchased from the other Shareholders shall be equal to the product obtained by multiplying the aggregate number of shares of Common Stock proposed to be purchased by the Proposed Purchaser by such other Shareholder's Pro Rata Portion. If the Purchase Offer is accepted by any other Shareholder, then the number of shares of Common Stock to be sold to the Proposed Purchaser by Holdco, shall be reduced by the aggregate number of shares of Common Stock to be purchased by the Proposed Purchaser from such other Shareholder pursuant thereto. Such purchase shall be made on the same terms and conditions as the Proposed Purchaser shall have offered to purchase shares of Common Stock to be sold by Holdco (net, in the case of any options, warrants or rights, of any amounts required to be paid by the holder upon exercise thereof). The other Shareholders shall have 30 days from the date of receipt of the Purchase Offer during which to accept such Purchase Offer, and the closing of such purchase shall occur within 30 days after such acceptance or at such other time as the other Shareholders and the Proposed Purchaser may agree. Prior to consummation of such proposed transfer, Holdco shall also cause the Proposed Purchaser to offer in writing to purchase the Note from the holder or holders thereof for a cash purchase price equal to the principal amount of such Note then outstanding and all accrued and unpaid interest thereon.

     Section 4.6.  Preemptive Rights.

         (a) The Company hereby grants to Harvard and its direct or indirect transferees a preemptive right to purchase any New Securities that the Company may, from time to time, propose to issue and sell. Such preemptive right shall allow Harvard and such transferees to purchase their respective Pro Rata
Portions (determined immediately prior to such issuance and sale of New Securities) of the New Securities proposed to be issued. The preemptive right granted hereunder shall terminate if unexercised within 30 days after receipt of the notice described in Section 4.6(b) below.

         (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give Harvard and its direct or indirect transferees' written notice of its intention ("New Issue Notice"), describing the number of New Securities, the purchase price therefor (which shall be payable solely in cash), and the terms upon which the Company proposes to issue the same. Harvard and such transferees shall have 30 calendar days from the date the New Issue Notice is received by it to determine whether to purchase all or any portion of their respective Pro Rata Portions of such New Securities for the purchase price and upon the terms specified in the New Issue Notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased.

         Section 5.  Miscellaneous.

         Section 5.1. Inspection Rights. Each Shareholder that holds 5% or more of the shares of Common Stock at the time outstanding, shall have the right, upon reasonable prior notice to the Company, to visit and inspect the properties of the Company and its Subsidiaries and to examine and copy (at its own expense) their books of record and accounts, and to discuss their affairs, finances, and accounts with their officers and their current and prior independent public accountants, all at such times (during normal business hours) as such Shareholder may reasonably request. The foregoing rights are in addition to, and are not intended to limit, any rights that the Shareholders may have under the law of the State of Delaware, including Sections 219 and 220 of the Delaware General Corporation Law.

         Section 5.2. Confidentiality. All materials and information obtained by any Shareholder pursuant to Section 5.1 hereof shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Shareholder in contravention of this Agreement), (b) to such Shareholder's directors, officers, trustees, partners, employees, agents, and professional consultants on a need to know basis, (c) to any other holder of shares of Common Stock, (d) to any Person to which such Shareholder offers to sell or transfer any shares of Common Stock, provided that the prospective transferee shall agree to be bound by the provisions of this Section 5.2, (e) in any report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Shareholder, or (f) in order to comply with any law, rule, regulation, or order applicable to such Shareholder, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such Shareholder in the course of any litigation, investigation or administrative proceeding.

         Section 5.3. Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Shareholder may assign any of its rights hereunder to any Person other than a transferee that has complied in all respects with the requirements of this Agreement (including, without limitation, Section 3.2 hereof). The Company may not assign any of its rights hereunder to any other Person. If any transferee of any Shareholder shall acquire any shares of Common Stock or Preferred Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

Section 5.4. Amendment and Modification: Waiver of Compliances; Conflicts.

         (a) This Agreement may be amended only by a written instrument duly executed by all of the Shareholders. In the event of the amendment or modification of this Agreement in accordance with its terms, the Shareholders shall cause the Board of Directors to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate of Incorporation and By-Laws that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Shareholders entitled to vote thereon, and the Shareholders agree to vote in favor of such amendments.

         (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (c) In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall govern and prevail.

         Section 5.5. Notices. All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), sent as follows:

                  (i)  If to Holdco, addressed to:

                           Mrs. Fields' Holding Company, Inc.
                           c/o Capricorn Investors II, L.P.
                           30 East Elm Street
                           Greenwich, Connecticut  06830
                           Attention:  Herbert S. Winokur, Jr.
                           Telecopy:  (203) 861-6671

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Randall H. Doud
                           Telecopy:  (212) 735-3636

                  (ii) If to the Company, addressed to:

                           The Mrs. Fields' Brand, Inc.
                           c/o Capricorn Investors II, L.P.
                           30 East Elm Street
                           Greenwich, Connecticut  06830
                           Attention:  Herbert S. Winokur, Jr.
                           Telecopy:  (203) 861-6671

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Randall H. Doud
                           Telecopy:  (212) 735-3636


                  (iii) If to Harvard, addressed to:

                           Harvard Private Capital Holdings, Inc.
                           600 Atlantic Avenue, 26th Floor
                           Boston, Massachusetts 02210-2203
                           Attention:  John M. Sallay
                           Telecopy:   (617) 523-1063

                  with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110-2624
                           Attention:  Larry Rowe
                           Telecopy:  (617) 951-7050

or to such other address or addresses or telecopy number or numbers as any of the parties hereto may most recently have designated in writing to the other parties hereto by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telecopy, or three business days after being so mailed.

         Section 5.6.  Entire Agreement: Governing Law.

         (a) This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter. The Company represents to the Shareholders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Certificate of Incorporation) to which the Company is a party. Neither the Company nor any Subsidiary of the Company will hereafter enter into any agreement with respect to its equity or debt securities which is inconsistent with the rights granted to any Shareholder under this Agreement without obtaining the prior written consent of such Shareholder.

         (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF).

         Section 5.7. Injunctive Relief. The Shareholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Shareholders irreparable injury for which an adequate remedy at law is not available. Therefore, the Shareholders agree that each Shareholder shall be entitled to, an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Shareholder from committing any violations of the provisions of this Agreement.

         Section 5.8. Availability of Agreement. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Shareholder upon request at the principal executive offices of the Company.

     Section 5.9. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 5.10. Recapitalizations, Exchanges, Etc. Affecting the Shares of Common Stock; New Issuances. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the shares of Common Stock and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

     Section 5.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 5.12.  Arbitration.

                  (a) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including, without limitation, the interpretation hereof and any breach, termination or invalidity hereof, shall be settled exclusively and finally (i) through good faith negotiation of the parties for a period not in excess of 30 days and (ii) in the event such negotiations do not yield a settlement within such 30-day period, by arbitration (irrespective of the magnitude thereof, the amount in controversy or whether such matter would otherwise be considered justiciable or ripe by a court or arbitral tribunal).

                  (b) The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the ?Arbitration Rules?), except as those rules conflict with the provisions of this
Section 5.12, in which event the provisions of this Section 5.12 shall control.

                  (c) The arbitral tribunal shall consist of three arbitrators chosen in accordance with the Arbitration Rules. The arbitration shall be conducted in New York City. Any submission of a matter for arbitration shall include joint written instructions of the parties requiring the arbitral tribunal to render a decision resolving the matters submitted within 60 days following the submission thereof.

                  (d) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

                  (e) All out-of-pocket costs and expenses incurred by any party in connection with the resolution of any disagreement, dispute, controversy or claim pursuant to this Section 5.12, including, but not limited to, reasonable attorney?s fees and disbursements, shall be borne by the party incurring the same; provided, however, that the arbitral tribunal shall have the discretion to declare any party as the ?prevailing party? with respect to one or more of the issues that were the subject of the arbitration and to require the other parties to the arbitration to reimburse such ?prevailing party? for some or all of its costs and expenses incurred in connection with such proceeding.

                  (f) The costs of the arbitral tribunal shall be divided evenly between the parties, unless there is a ?prevailing party,? in which case the arbitral tribunal may allocate more or all of such costs to the party thereto that is not the ?prevailing party?.

                  (g) This Section 5.12 shall not prohibit or limit in any way any party from seeking or obtaining preliminary or interim injunctive or other equitable relief from a court for a breach or alleged breach of any of the covenants and agreements of another party contained in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                            THE MRS. FIELDS' BRAND, INC.



                                            By:/s/Larry A. Hodges
                                          Name:Larry A. Hodges
                                         Title:President/CEO



                                           HARVARD PRIVATE CAPITAL
                                           HOLDINGS, INC.



                                        By:/s/
                                      Name:
                                     Title:



                                         By:
                                      Name:
                                     Title:



                                          MRS. FIELDS' HOLDING COMPANY,INC.



acting on behalf agent, bailee, or ot

                                            CAPRICORN INVESTORS II, L.P.
                                            By Capricorn Holdings L.L.C,
                                            General Partner




                                            By:/s/Herbert S. Winokur
                                          Name:Herbert S. Winokur
                                         Title:Manager

                                TABLE OF CONTENTS

                                    (Not Part of Agreement)

Section                                     Heading                                              Page

1.       Certain Definitions......................................................................  2

2.       Management...............................................................................  4
         2.1.       Board of Directors; Shareholders..............................................  4
         2.2.       Authority of Board of Directors...............................................  5
         2.3.       No Conflict with Agreement....................................................  5

3.       Transfers of Shares of Common Stock and     Preferred Stock..............................  5
         3.1.       Restrictions on Transfer........................................................5
         3.2        Endorsement of Certificates...................................................  6
         3.3.       Improper Transfer.............................................................. 7

4.       Rights of First Refusal; Drag-Along Rights; Tag-Along Rights; Preemptive Rights........... 7
         4.1.       Transfers by Shareholders.....................................................  7
         4.2.       Transfer of Offered Securities to Third Parties................................ 9
         4.3.       Purchase of Offered Securities................................................. 9
         4.4.       Drag-Along Rights............................................................. 10
         4.5.       Tag-Along Rights.............................................................. 13
         4.6.       Preemptive Rights............................................................. 14

5.
Miscellaneous
 14
         5.1.       Inspection Rights............................................................. 14
         5.2.       Confidentiality............................................................... 15
         5.3.       Successors and Assigns........................................................ 15
         5.4.       Amendment and Modification: Waiver of Compliances; Conflicts.................. 16
         5.5.       Notices....................................................................... 16
         5.6.       Entire Agreement: Governing Law............................................... 18
         5.7.       Injunctive Relief............................................................. 18
         5.8.       Availability of Agreement..................................................... 18
         5.9.       Headings...................................................................... 18
         5.10.      Recapitalizations, Exchanges, Etc. Affecting the Shares of Common
                    Stock; New Issuances.......................................................... 19
         5.11.      Counterparts.................................................................. 19
         5.12.    Arbitration        19
